                                                                    EXHIBIT 99.4

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.


TO MEMBERS AND FRIENDS OF
HOME CITY FEDERAL SAVINGS BANK OF SPRINGFIELD

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., members of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Home City Federal Savings Bank of Springfield ("Home City") in its conversion from a mutual savings bank to a capital stock savings bank and the concurrent offering of common shares by Home City Financial Corporation (the "Holding Company"), the newly formed corporation that will serve as holding company for Home City following the conversion.

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in common shares of the Holding Company being offered to customers and the community through XXXX XX, 1996. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Conversion Information Center at 63 West Main Street, Springfield, Ohio or feel free to call the Conversion Information Center at (513) xxx-xxxx.

Very truly yours,

Charles Webb & Company



                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.


STOCK OFFERING QUESTIONS
AND ANSWERS

- -------------------------------------------------------------------------------


Home City Financial Corporation

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Facts About Conversion

The Board of Directors of Home City Federal Savings Bank of Springfield ("Home City") unanimously adopted a Plan of Conversion (the "Conversion") to convert from a mutual savings bank to a capital shares savings bank.

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Home City Financial Corporation, (the "Holding Company"), the newly formed corporation that will serve as the holding company for Home City following the Conversion.

Investment in the common shares of Home City Financial Corporation involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

Why is Home City converting to shares form?

The shares form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of shares, Home City will raise additional capital enabling it to:

      SUPPORT AND EXPAND ITS CURRENT FINANCIAL AND OTHER SERVICES.


                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.



      ALLOW CUSTOMERS AND FRIENDS TO PURCHASE SHARES OF THE HOLDING COMPANY AND SHARE IN THE HOLDING COMPANY'S AND HOME CITY'S FUTURE.

Will the Conversion affect any of my deposit accounts or loans?

No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO SHARES.

Who is eligible to purchase shares in the subscription and community offerings?

Certain past and present depositors and borrowers of Home City, the Holding Company's Employee Shares Ownership Plan and members of the general public.

How many shares are being offered and at what price?

Home City Financial Corporation is offering up to 828,000 common shares, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

How many shares may I buy?

The minimum order is 25 shares. No person, together with associates of and persons acting in concert with such person, may purchase more than 2% of the common shares sold.

Do members have to buy shares?

No. However, the Conversion will allow Home City's depositors an opportunity to buy shares and become charter shareholders of the Holding Company for the local financial institution with which they do business.

How do I order shares?

You must complete the enclosed Shares Order Form and the Certification Form. Instructions for completing your Shares Order Form and Certification Form are contained in this packet. Your order must be received by 5:00 p.m.
on xxxx xx, 1996.

How may I pay for my shares?

First, you may pay for shares by check, cash or money order. Interest will be paid by on these funds at the passbook rate, which is currently x.x% per annum, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Home City savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. There is no penalty for an early withdrawal from a certificate of deposit.



                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.



Can I purchase shares using funds in my Home City IRA account?

Federal regulations do not permit the purchase of shares in the Conversion with funds from your existing Home City IRA account. To accommodate our depositors however, we have made arrangements with an outside trustee to allow such purchases. Please call our Conversion Information Center for additional information.

Will the shares be insured?

No. Like any other common shares, the Holding Company's shares will not be insured.

Will dividends be paid on the shares?

The Board of Directors of the Holding Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

How will the shares be traded?

The Holding Company's shares will trade on the Nasdaq SmallCap under the symbol "XXXX". However, no assurance can be given that an active and liquid market will develop.

Are officers and directors of Home City planning to purchase shares?

Yes! Home City's officers and directors plan to purchase, in the aggregate, $XXX,XXX worth of shares or approximately X.X% of the shares offered at the midpoint of the offering range.

Must I pay a commission?

No. You will not be charged a commission or fee on the purchase of shares in the Conversion.

Should I vote?

Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

How many votes do I have?

Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date.



                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.


May I vote in person at the special meeting?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the special meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR CONVERSION INFORMATION CENTER BETWEEN 9:00 A.M. AND 5:00 P.M. MONDAY THROUGH FRIDAY.

CONVERSION INFORMATION CENTER
63 WEST MAIN STREET
SPRINGFIELD, OH  45502-1309
(513) XXX-XXXX


                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.



XXXX XX, 1996

Dear Prospective Investor:

         We are pleased to announce that Home City Federal Savings Bank of Springfield ("Home City") is converting from a mutual savings bank to a capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Home City Financial Corporation, the newly-formed corporation that will serve as holding company for Home City, is offering common shares in a subscription offering and community offering (the "Offering"). The sale of shares in connection with the Conversion will enable Home City to raise additional capital to support and enhance its current operations.

         We have enclosed the following materials which will help you learn more about the merits of Home City Financial Corporation's common shares as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about operations at Home City and the proposed Offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the Offering are found in this pamphlet.

         STOCK ORDER FORM: This form is used to purchase shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering shares is 5:00 p.m., XXXX XX, 1996.

         CERTIFICATION FORM: This form must be completed and returned with the Stock Order Form in the enclosed business reply envelope if you wish to purchase shares.

         We invite our loyal customers and local community members to become charter shareholders of Home City Financial Corporation. Through this Offering you have the opportunity to buy shares directly from Home City Financial Corporation, without commission or fee. The board of directors and senior management of Home City fully support the Offering.

         If you have additional questions regarding the Conversion and Offering, please call us at (513) XXX-XXXX, Monday through Friday from 9:00 a.m. to 5:00 p.m. or stop by the Conversion Information Center located at 63 West Main Street in Springfield, Ohio.

Sincerely,

Douglas L. Ulery
President

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.



XXXXX XX, 1996

Dear Member:

         We are pleased to announce that Home City Federal Savings Bank of Springfield is converting from a mutual savings bank to a capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Home City Financial Corporation, the newly-formed corporation that will serve as holding company for Home City, is offering common shares in a subscription offering and community offering.

         Unfortunately, Home City Financial Corporation is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of Home City Financial Corporation.

         However, as a member of Home City, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXX XX, 1996. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on XXXX XX, 1996. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Douglas L. Ulery
President

                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.



XXXXX XX, 1996

Dear Member:

         We are pleased to announce that Home City Federal Savings Bank of Springfield ("Home City") is converting from a mutual savings bank to a capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Home City Financial Corporation, the newly-formed corporation that will serve as holding company for Home City, is offering common shares in a subscription offering and community offering (the "Offering") to certain of our depositors, to our Employee Stock Ownership Plan and some members of the general public pursuant to a Plan of Conversion.

         To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Home City's Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

         Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled for XXXX XX, 1996. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

         The Board of Directors of Home City feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of Home City to become shareholders. Please remember:

          Your accounts at Home City will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

          There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

          Members have a right, but no obligation, to buy shares before they are offered to the public.

          Like all shares, the shares issued in this Offering will not be insured by the FDIC.

         Enclosed are materials describing the Offering. We urge you to read these materials carefully. If you are interested in purchasing common shares of Home City Financial Corporation, you must submit your Stock Order Form, Certification Form, and payment prior to 5:00 p.m. XXXX XX, 1996.

         If you have additional questions regarding the Offering, please call us at (513) XXX-XXXX, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by the Conversion Information Center located at 63 West Main Street in Springfield, Ohio.

Sincerely,

Douglas L. Ulery
President

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.


                   Investment Bankers and Financial Advisors

[LOGO]                       Charles Webb & Company                       [LOGO]
                                  A Division of
                          KEEFE, BRUYETTE & WOODS, INC.



XXXXX XX, 1996

Dear Friend:

         We are pleased to announce that Home City Federal Savings Bank of Springfield, ("Home City") is converting from a mutual savings bank to a capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Home City Financial Corporation, the newly-formed corporation that will serve as holding company for Home City, is offering common shares in a subscription offering and community offering (the "Offering"). The sale of shares in connection with the Conversion will enable Home City to raise additional capital to support and enhance its current operations.

         Because we believe you may be interested in learning more about the merits of Home City Financial Corporation's shares as an investment, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about operations at Home City and the proposed Offering.

         QUESTIONS AND ANSWERS: Key questions and answers about the Offering are found in this pamphlet.

         STOCK ORDER FORM: This form is used to purchase shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering shares is 5:00 p.m., XXXX X, 1996.

         CERTIFICATION FORM: This form must be completed and returned with the Stock Order Form and Certification Form in the enclosed business reply envelope if you wish to purchase shares.

         As a friend of Home City, you will have the opportunity to buy shares directly from Home City Financial Corporation in the Conversion without commission or fee. If you have additional questions regarding the Conversion and Offering, please call us at (513) XXX-XXXX, Monday through Friday from 9:00 a.m. to 5:00 p.m. or stop by the Conversion Information Center at 63 West Main Street, Springfield, Ohio.

         We are pleased to offer you this opportunity to become a charter shareholder of Home City Financial Corporation.

Sincerely,

Douglas L. Ulery
President

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


                   Investment Bankers and Financial Advisors

STOCK GRAM


We are pleased to announce that Home City Federal Savings Bank of Springfield, ("Home City") is offering common shares in a subscription and community offering. The sale of shares in connection with the offering will enable Home City to raise additional capital to support and enhance its current franchise.

We previously mailed to you a PROSPECTUS providing detailed information about Home City's operations and the proposed offering. We urge you to read the Prospectus carefully.

We invite our loyal customers and community members to become shareholders of HOME CITY FINANCIAL CORPORATION (THE PROPOSED HOLDING COMPANY FOR HOME CITY). If you are interested in purchasing common shares of Home City Financial Corporation, you must submit you Stock Order Form, Certification Form and payment prior to 5:00 P.M., SPRINGFIELD, OHIO TIME, ON XXXX X, 1996.

Should you have additional questions regarding the offering or need additional materials, please call the Conversion Information Center at (513) XXX-XXXX or stop by the Conversion Information Center at 63 West Main Street in Springfield.




The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made only by the Prospectus.

                                  PROXY GRAM
We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Home City Federal Savings Bank of Springfield from a mutual savings bank to a capital stock savings bank.

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST CONVERSION.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase shares or affect the terms or insurance on your accounts.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE CONVERSION.

HOME CITY FEDERAL SAVINGS BANK OF SPRINGFIELD
Springfield, Ohio

Douglas L. Ulery
President and Chief Executive Officer


If you mailed the proxy, please accept our thanks and disregard this request.
For further information call the Conversion Information Center (513) xxx-xxx
- -------------------------------------------------------------------------------

The common shares being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy shares. The offer is made by the Prospectus.